UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2020

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

DELAWARE	000-51476	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 Route 25A, No. 2

East Setauket, New York 11733

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common	LIXT	N/A

Item 1.01.	Entry into Material Definitive Agreement.

Angelman Syndrome

On August 12, 2020, the Company entered into a Master Service Agreement (“Service Agreement”) with Foundation for Angelman Syndrome Therapeutics, “FAST”, pursuant to which the parties agreed to collaborate in supporting preclinical studies of the potential benefit of the Company’s proprietary lead clinical compound, LB-100, in a mouse model of Angelman Syndrome (AS). The preclinical studies will be done at the University of California, Davis. Under the Service Agreement, if the preclinical studies confirm that LB-100 reduces AS signs in rodent models, the parties will enter into discussions of further collaborations to most efficiently assess the benefit of LB-100 in patients with AS.

The above description of the Service Agreement is qualified in its entirety by reference to the Master Service Agreement attached as Exhibit 10.1, attached hereto.

Robert Weingarten

Effective August 12, 2020, the Company entered into an employment agreement (the “Employment Agreement”) with Robert . Weingarten pursuant to which Mr. Weingarten was appointed as the Company’s Vice President and Chief Financial Officer. Mr. Weingarten is to receive an annual salary of $120,000 and options for 350,000 shares of common stock. The options can be exercised on a cashless basis. The options will have a term of five years and an exercise price of $1.19 per share. The options will vest as to 25% on August 12, 2020, and 25% vesting on each anniversary of the effective date of the Employment Agreement. The Employment Agreement is for an initial term of one year, which shall be automatically renewed for additional periods of one year unless notice of termination has been sent by either party not less than 60 days prior to the expiration of any one-year period.

Mr. Weingarten is an experienced business consultant and advisor with a consulting practice focusing on accounting and SEC compliance issues. Since 1979, Mr. Weingarten has provided such financial consulting and advisory services, has acted as chief financial officer, and has served on the boards of directors of numerous public companies in various stages of development, operation or reorganization. Mr. Weingarten has experience in a variety of industries, including the pharmaceutical industry.

Mr. Weingarten has been a Director of Guardion Health Sciences, Inc. since June 2015 and Chairman of the board of directors since July 2020. Previously, Mr. Weingarten served as Lead Director on Guardion’s board of directors from January 2017 to March 2020. From July 2017 to June 2018, Mr. Weingarten was the Chief Financial Officer of Alltemp, Inc. From April 2013 to February 2017, Mr. Weingarten served on the board of directors of RespireRx Pharmaceuticals Inc. and also served as Vice President and Chief Financial Officer. Mr. Weingarten received a B.A. in Accounting from the University of Washington in 1974, a M.B.A. in Finance from the University of Southern California in 1975, and is a Certified Public Accountant (inactive) in the State of California.

The above description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.2.

Eric Forman

Reference is made to the current report on Form 8-K filed on July 17, 2020 pertaining to the employment agreement with Eric Forman. The parties thereto have agreed to increase his annual salary from $100,000 to $120,000 and the Company has granted Mr. Forman five year options to purchase 350,000 shares of the Company’s Common Stock with 25% of the options vesting on the effective date of his agreement and 25% on each anniversary thereafter.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the discussion in Item 1.01 above with regard to Robert Weingarten and Eric Forman and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) There is filed as part of this report the exhibits listed on the accompanying Index to Exhibits which exhibit is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2020	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ JOHN S. KOVACH
John S. Kovach, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.01	Master Service Agreement with Foundation of Angelman Syndrome Therapeutics “FAST”
10.02	Employment Agreement with Robert Weingarten

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